================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 Proxy Statement
       (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to Section 240.14a-11(c) or Section.
      240.14a-12

                          PEDIATRIX MEDICAL GROUP, INC.
                (Name of Registrant as specified in its Charter)

                          PEDIATRIX MEDICAL GROUP, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

        (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration No.:

        (3) Filing Parties:

        (4) Date Filed:

================================================================================

                          PEDIATRIX MEDICAL GROUP, INC.
                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 8, 1997
                        ---------------------------------

To the shareholders of
Pediatrix Medical Group, Inc.

        NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Pediatrix Medical Group, Inc., a Florida corporation (the "Company"), will be held at 10:00 a.m., local time, on Thursday, May 8, 1997, at the Sheraton Suites, 311 North University Drive, Plantation, Florida, for the following purposes:

         (1) To elect seven members to the Company's Board of Directors to hold office until their terms shall expire or until their successors are duly elected and qualified;

         (2) To consider and vote upon a proposal to amend the Company's Amended and Restated Stock Option Plan;

         (3) To consider and vote upon a proposal to adopt the Incentive Plans for the President and Chief Executive Officer and Vice President of Business Development; and

         (4) To transact such other business as may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on March 24, 1997 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                          By Order of the Board of Directors,



                                          Roger J. Medel, M.D., M.B.A.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Ft. Lauderdale, Florida
April 3, 1997

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                          PEDIATRIX MEDICAL GROUP, INC.

                        --------------------------------

                                 PROXY STATEMENT

                        --------------------------------



                     DATE, TIME AND PLACE OF ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Pediatrix Medical Group, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), for use at the 1997 Annual Meeting of Shareholders of the Company, to be held on the 8th day of May, 1997, or any adjournment(s) thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting. The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock is April 3, 1997. The complete mailing address, including zip code, of the principal executive offices of the Company is 1455 North Park Drive, Ft. Lauderdale, Florida 33326.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         1. The election of seven directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         2. To consider and vote upon a proposal to amend the Company's Amended and Restated Stock Option Plan (the "Stock Option Plan");

         3. To consider and vote upon a proposal to adopt the Incentive Plans for the President and Chief Executive Officer and Vice President of Business Development ("Incentive Plans"); and

         4. Such other business as may properly come before the Annual Meeting, including any adjournments thereof;

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (i) FOR the election of the seven nominees for director named below, (ii) FOR the proposal to amend the Company's Stock Option Plan, (iii) FOR the proposal to adopt an Incentive Plan and (iv) in favor of all other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors has set the close of business on March 24, 1997 (the "Record Date"), as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date there were 14,912,482 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval.

         The attendance, in person or by proxy, of the holders of shares of Common Stock representing a majority of the outstanding shares of such stock is necessary to constitute a quorum. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Common Stock shall be elected as directors. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the approval of (i) the amendment to the Stock Option Plan (ii) the adoption of the Incentive Plans and (iii) any other matter that may be submitted to vote of the shareholders. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.) If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

                               SECURITY OWNERSHIP

         The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of March 10, 1997 by (a) each person known to the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (b) each director (including nominees) who owns any such shares, (c) each Named Executive Officer (see "Executive Compensation and Other Information--Summary of Cash and Certain Other Compensation"), and (d) the directors and executive officers of the Company as a group:

                                                                                       COMMON STOCK
                                                                                  BENEFICIALLY OWNED(2)
                                                                                  ---------------------
NAME OF BENEFICIAL OWNER(1)                                                   SHARES                 PERCENT
---------------------------                                                   ------                 -------
Roger J. Medel, M.D., M.B.A.(3)...................................            1,078,540                7.0%
M. Douglas Cunningham, M.D........................................                  200                *
Lawrence M. Mullen(4).............................................               54,081                *
Kristen Bratberg (5)..............................................               33,810                *
Brian D. Udell, M.D.(6)...........................................              457,984                3.1%
Michael B. Fernandez(7)...........................................                8,000                *
Albert H. Nahmad (8)..............................................                5,000                *
Bruce R. Evans(9).................................................                2,000                *
E. Roe Stamps, IV(9)..............................................                2,000                *
Richard J. Stull, II(10)..........................................               89,916                *
Denver Investment Advisors LLC (11)...............................              966,700                6.5%
Pilgrim Baxter & Associates (12)..................................            1,496,700               10.0%
Putnam Investments, Inc. (13).....................................            1,861,223               12.5%
All directors and executive officers
  as a group (10 persons)(14).....................................            1,641,615               10.6%


*        Less than one percent.
  (1) Unless otherwise indicated, the address of each of the beneficial owners identified is 1455 North Park Drive, Ft. Lauderdale, Florida 33326.
  (2) Based on 14,911,482 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
  (3) Includes (i) 240 shares owned by Dr. Medel's children, as to which Dr. Medel disclaims beneficial ownership, (ii) 613,665 shares held of record by Medel Family Limited Partnership, L.P., a Florida limited partnership, (iii) 27,970 shares held by Medel Investments, Inc., a Florida corporation and (iv) 436,665 shares subject to presently exercisable options.
  (4) Includes (i) 4,082 shares directly owned, 382 of which were acquired through the Employee Stock Purchase Plan and (ii) 49,999 shares subject to presently exercisable options.
  (5) Includes (i) 477 shares directly owed and acquired through the Employee Stock Purchase Plan and (ii) 33,333 shares subject to presently exercisable stock options.

  (6) Includes (i) 126,091 shares held in the Brian Udell Trust Account and (ii) 315,227 shares held in his wife's trust account, the Geraldine Manning Udell Trust Account and (iii) 16,666 shares subject to presently exercisable stock options.
  (7) Includes 5,000 shares which are subject to presently exercisable options.
  (8) All 5,000 shares are subject to presently exercisable stock options.
  (9) The address of Messrs. Stamps and Evans is c/o Summit Partners, 600 Atlantic Avenue, Suite 2800, Boston, Massachusetts 02210.
  (10) Includes (i) 1,250 shares directly owned, and (ii) 88,666 shares subject to presently exercisable options. Mr. Stull resigned as Executive Vice President, Chief Operating Officer and as a member of the Board in March 1997.
  (11) Based upon most recent Schedule 13G filing. The address of Denver Investment Advisors is 1225 17th Street, 26th Floor, Denver, Colorado 80202.
  (12) Pilgrim Baxter & Associates, registered investment advisor, is deemed to have beneficial ownership of 1,496,700 shares based upon the most recent Schedule 13G. The address of Pilgrim Baxter and Associates is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087.
  (13) Putnam Investments, Inc., a registered investment advisor, is deemed to have beneficial ownership of 1,861,223 shares based upon the most recent Schedule 13G. The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109.
(14)     Includes 546,664 shares subject to presently exercisable options.

                              ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

         The Company's Amended and Restated Articles of Incorporation provide that the number of directors constituting the Company's Board of Directors shall consist of not less than one member, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The Company's Bylaws provide that the number of directors shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of Directors. The Board of Directors has fixed at seven the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the 1998 Annual Meeting of Shareholders, expected to be held in May 1998, or until his successor has been duly elected and qualified. Each of the incumbent directors has been nominated as a director to be elected at the Annual Meeting by the holders of Common Stock and proxies will be voted for such persons absent contrary instructions.

         The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

         Each of the nominees for election as a director of the Company is a current member of the Board of Directors.

         Dr. Medel has served as Director since 1980. Messrs. Stamps and Evans have served as directors since 1992. Mr. Fernandez has served as a director since October 1995, and Mr. Nahmad since January 1996. Dr. Cunningham has served as a director since October 1996, and Mr. Alvarez has served as a director since March 1997.



                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of the Company are as follows:

                    NAME                           AGE                      POSITION WITH THE COMPANY
---------------------------------------------     -------      -----------------------------------------------------
Roger J. Medel, M.D., M.B.A..............           50         President, Chief Executive Officer and Director
M. Douglas Cunningham, M.D...............           57         Vice President and Chief Medical Officer and
                                                               Director
Lawrence M. Mullen.......................           54         Vice President and Chief Financial Officer
Kristen Bratberg.........................           34         Vice President, Business Development
Brian D. Udell, M.D......................           45         Vice President, Practice Integration
Cesar L. Alvarez.........................           49         Director
Michael B. Fernandez(1)(2)...............           44         Director
Albert H. Nahmad(1)(2)...................           56         Director
Bruce R. Evans(1)........................           38         Director
E. Roe Stamps, IV........................           50         Director
-----------------

(1)  Member of Compensation Committee

(2)  Member of Audit Committee.

         Roger J. Medel, M.D. M.B.A. has held the position of President, Chief Executive Officer and director of Pediatrix since he founded the Company in 1979 with Dr. Gregory Melnick. Dr. Medel has been an instructor in pediatrics at the University of Miami and participates as a member of several medical and professional organizations. Dr. Medel also holds a Masters Degree in Business Administration from the University of Miami. Dr. Medel has served on the boards of directors of Sechrist Industries Inc., ARC Broward Inc. and Physician Healthcare Plans, Inc.

         M. Douglas Cunningham, M.D. joined the Company in June 1996 as Vice President and Chief Medical Officer and was appointed director in October 1996. Dr. Cunningham has over 25 years experience as a practicing neonatologist and professor of pediatrics and neonatology. From 1988 until joining the Company, Dr. Cunningham served as the Senior Vice President, Medical Operations with Infant Care Management Services, Inc. Dr. Cunningham has also served as a professor at several medical schools, most recently as a Clinical Professor of Pediatrics at the University of California, Irvine, and has published numerous medical articles.

         Lawrence M. Mullen has held the position of Vice President and Chief Financial Officer of Pediatrix since May 1995. Mr. Mullen has over 30 years of experience in finance and accounting. Mr. Mullen was Senior Vice President and Chief Financial Officer of Medical Care America, Inc. from May 1993 until its acquisition by Columbia/HCA Healthcare Corporation in September 1994. Mr. Mullen served as a consultant to Columbia/HCA from November 1994 until joining Pediatrix. Prior to joining Medical Care America, Inc., Mr. Mullen was a partner of KPMG Peat Marwick LLP, where he was employed from 1964 to 1993.

         Kristen Bratberg joined the Company in November 1995 as Vice President, Business Development. Prior to joining the Company, Mr. Bratberg was employed by Dean Witter Reynolds Inc. in the Corporate Finance Department from May 1987 to November 1995, most recently as a Senior Vice President specializing in the healthcare industry.

         Brian D. Udell, M.D. has been employed by the Company since 1983. Dr. Udell served as a medical director from July 1983 to June 1994 and as the Medical Administrator from July 1984 to May 1995, at which time he was appointed Vice President, Business Development. In November 1995, upon the appointment of Mr. Bratberg as Vice President, Business Development, Dr. Udell was appointed Vice President, Practice Integration. Dr. Udell has published numerous medical articles and is a Fellow of the American Academy of Pediatrics and past-president of the Florida Society of Neonatologist - Perinatologists.

         Cesar L. Alvarez was appointed as a director in March 1997. Mr. Alvarez has been a lawyer with the law firm of Greenberg Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. for over twenty years, where he has served as the chairman of its corporate, securities and banking department and currently serves as the firm's Chief Executive Officer and Managing Shareholder. Mr. Alvarez also serves as a director of Atlantis Plastics, Inc., FDP Corp., CompuTrac, Inc. and Texpack, N.V.

         Michael B. Fernandez was appointed as a director in October 1995. Mr. Fernandez has served since 1992 as Chairman of the Board and Chief Executive Officer of Physicians Healthcare Plans, Inc., a Florida based health maintenance organization. Prior to that time, Mr. Fernandez served from 1990 to 1992 as Executive Vice President of Product Development and Marketing as well as Chief Executive Officer of certain indemnity subsidiaries of CAC-United Healthcare Plans of Florida, Inc., a publicly held managed care company.

         Albert H. Nahmad was appointed as a director in January 1996. Mr. Nahmad has served since 1973 as Chairman of the Board and President of Watsco, Inc., a distributor of residential central air conditioners, a public company listed on the New York and American Stock Exchanges. Mr. Nahmad is also a director of American Bankers Insurance Group, Inc.

         Bruce R. Evans was elected a director of the Company in October 1992. Mr. Evans has been employed by Summit Partners since 1986, and is currently a General Partner.

         E. Roe Stamps, IV was elected a director of the Company in October 1992. Mr. Stamps co-founded Summit Partners in 1984 and is currently its Managing General Partner. Mr. Stamps is currently a director of Boca Research, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held three meetings during 1996 and took certain actions by unanimous written consent. Each director attended at least 75 percent of the aggregate of (i) the number of such meetings, and (ii) the number of meetings of committees of the Board of Directors held during 1996.

         The Board of Directors has established two standing committees: (1) the Audit Committee and (2) the Compensation Committee.

         Messrs. Fernandez and Nahmad are members of the Audit Committee, which was established in January 1996. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, and (d) having general responsibility for all related auditing matters. The Audit Committee held one meeting in 1996.

         Messrs. Evans, Fernandez and Nahmad are members of the Compensation Committee, with Mr. Evans as Chairman of the committee. The Compensation Committee is responsible for setting and administering policies that govern annual compensation of the Company's executive officers. The Compensation Committee has the exclusive power and authority to make compensation decisions and make recommendations to the Board of Directors on compensation matters affecting the Company's executive officers. The Compensation Committee also administers the Company's stock option plan, stock purchase plans and incentive plans for the executive officers. An amendment to the Stock Option Plan and the adoption of the Incentive Plans for certain executive officers are being submitted to the shareholders for approval at the Annual Meeting. The Compensation Committee held five meetings in 1996.

DIRECTOR COMPENSATION

         The Company pays each director who is neither an employee nor is associated with one of the Company's principal shareholders an annual director's fee of $7,500, payable quarterly, a $1,000 fee for each meeting of the Board of Directors attended by such director and, if not held in conjunction with a regular meeting of the Board of Directors, a $500 fee for each committee meeting attended. In addition, each non-employee director that is not affiliated with one of the Company's principal shareholders (an "Outside Director") receives options to purchase 5,000 shares of Common Stock on such director's initial appointment to the Board, which options become fully exercisable on the one-year anniversary date of the grant. The unexercised portion of any option granted to an Outside Director becomes null and void three months after the date on which such Outside Director ceases to be a director of the Company for any reason. The Company also reimburses all directors for out-of-pocket expenses incurred in connection with the rendering of services as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Fernandez, a member of the Company's Compensation Committee, is also a director and executive officer of Physician Healthcare Plans, Inc. Dr. Medel serves on the Board of Directors of Physicians Healthcare Plans, Inc.



                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and each of the most highly compensated executive officers of the Company whose total annual salary and bonus, determined as of the end of the last fiscal year, exceeded $100,000 (the "Named
Executive Officers"), for the fiscal years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                             -----------------
                                                                             NO. OF SECURITIES
                                             ANNUAL COMPENSATION(1)
                                      ------------------------------------                         ALL OTHER
                                      FISCAL                                    UNDERLYING       COMPENSATION
 NAME AND PRINCIPAL POSITION           YEAR      SALARY($)    BONUS ($)(2)        OPTIONS            (3)
------------------------------------  ------     ---------    ------------      ----------       ------------
Roger J. Medel, M.D., M.B.A.           1996      $397,984       $539,000(8)       200,000               $3,595
   President and Chief Executive       1995       400,000        175,750          200,000                6,000
   Officer........................     1994       400,000        311,139          320,000                6,000


Lawrence M. Mullen                     1996       169,309         50,000           50,000                6,000
   Vice President and Chief            1995       110,936         25,500          100,000                3,400
   Financial Officer (4)..........

Kristen Bratberg
   Vice President, Business            1996       200,000        699,000(8)            -0-               6,000
   Development (5)................     1995        33,333             -0-         100,000                   -0-

Brian D. Udell, M.D.                   1996       375,000             -0-              -0-               6,000
   Vice President, Practice            1995       350,000         25,000           50,000                6,000
   Integration....................     1994       350,000         50,000               -0-               6,000

Richard J. Stull, II                   1996       298,560             -0-              -0-               4,750
   Executive Vice President,           1995       291,667         45,000           75,000                    0
   Chief Operating Officer and         1994        62,498             -0-         200,000(7)                 0
   Director (6)...................


(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such columns. The aggregate amount of perquisites and other personal benefits provided to each officer listed above is less than 10% of the total annual salary and bonus of such officer.
(2) Includes bonuses paid in a subsequent year for services performed in the prior year.
(3)      Reflects matching contributions to the Company's 401(k) plan.
(4)      Mr. Mullen joined the Company in May 1995.
(5)      Mr. Bratberg joined the Company in November 1995.
(6) Mr. Stull resigned as Executive Vice President, Chief Operating Officer and as a member of the Board in March 1997 and continues to be employed by the Company in a consulting capacity.
(7) Options to purchase 100,000 shares were canceled pursuant to their terms in December 1995.
(8) See "Proposal to Adopt Incentive Plans for President and Chief Executive Officer and Vice President of Business Development" for a description of Dr. Medel's and Mr. Bratberg's incentive plans.


OPTION GRANTS TABLE

         The following table sets forth certain information concerning grants of stock options made during fiscal 1996 to the Named Executive Officers.

                                                     INDIVIDUAL OPTION GRANTS IN 1996 FISCAL YEAR
                                    --------------------------------------------------------------------------------

                                                  % OF TOTAL                           POTENTIAL REALIZABLE VALUE
                                                   OPTIONS                             AT ASSUMED ANNUAL RATES OF
                                                  GRANTED TO   EXERCISE                  STOCK PRICE APPRECIATION
                                      NUMBER      EMPLOYEES     PRICE                       FOR OPTION TERM(1)
                                    OF OPTIONS    IN FISCAL      PER      EXPIRATION   -----------------------------
              NAME                   GRANTED        1996       SHARE(2)      DATE           5%             10%
----------------------------------  -----------  ------------  ---------  -----------  --------------  -------------
Roger J. Medel, M.D. M.B.A.......      200,000       33.31%      $36.75    03/22/06       $4,622,376    $11,714,007
Lawrence M. Mullen...............       50,000        8.33        32.88    11/20/06        1,033,746      2,619,714

----------------------------------
(1) The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the Common Stock.
(2) All options were granted at exercise prices equal to the fair market value of the Common Stock on the date of grant.


STOCK OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information concerning option exercises in fiscal 1996, the number of stock options held by the Named Executive Officers as of December 31, 1996 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.



                                NUMBER
                                  OF                      NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                SHARES                           OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                ACQUIRED                     DECEMBER 31, 1996              DECEMBER 31, 1996
                                  ON        VALUE     ----------------------------   ----------------------------
             NAME               EXERCISE   REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------------- --------   --------   -----------    -------------   -----------    -------------
Roger J. Medel, M.D. M.B.A..        0      $  0          329,999        440,001      $9,384,644       $5,663,354
Lawrence M. Mullen..........        0         0           33,332        116,668         704,139        1,614,612
Kristen Bratberg............        0         0           33,333         66,667         591,661        1,183,339
Brian D. Udell, M.D.........        0         0           16,666         33,334         283,322          566,678
Richard J. Stull, II........    3,000      159,000        88,666         83,334       2,481,062        1,954,188

-------------------------------

(1) The closing sale price for the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1996 was $37.00. Value is calculated by multiplying (a) the difference between $37.00 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with each of the executive officers (collectively the "Employment Agreements"). Pursuant to the Employment Agreements, Dr. Medel, Dr. Cunningham, Messrs. Mullen, Bratberg and Dr. Udell receive base salaries of $400,000, $275,000, $170,000, $200,000 and
$375,000, respectively. The Employment Agreements also provide that such executives are eligible to receive performance bonuses. See "Proposal to Adopt the Incentive Plans for President and Chief Executive Officer and the Vice President of Business Development" for a description of Dr. Medel's and Mr. Bratberg's Incentive Plans. The Employment Agreements provide for payments to the executives upon termination after a Change in Control (as defined) in amount equal to 200% of average compensation for Dr. Medel, 150% of the average annual compensation for Dr. Udell, and 100% of the average compensation for each of Dr. Cunningham, Mr. Bratberg and Mr. Mullen for the five taxable years prior to such termination. The executive officers each hold options to purchase Common Stock granted under the Company's Stock Option Plan. The Employment Agreements provide that, to the extent not already exercisable, such options will become exercisable if the executive's employment is terminated within a 12-month period after a Change in Control. The Employment Agreements further provide that each executive shall not compete with the Company during the employment term and for a period of one year thereafter following the termination of the agreement for any reason.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Under rules established by the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year.

         GENERAL. The Compensation Committee is comprised of independent directors and is responsible for setting and administering policies that govern annual compensation of the Company's executive officers, as well as the Company's stock option, employee stock purchase and incentive compensation plans. The Compensation Committee's general philosophy with respect to the compensation of the Company's executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. Such compensation programs include a base salary and an annual performance-based bonus as well as stock option plans and incentive plans designed to provide long-term incentives. In addition, the Compensation Committee may recommend the grant of discretionary bonuses to the Company's executive officers.

         In establishing the Company's executive compensation program, the Compensation Committee takes into account current market data and compensation trends for comparable companies, and gauges achievement of corporate and individual objectives. The base salaries of the Named Executive Officers have been fixed at levels which the Compensation Committee believes are competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities. Performance bonuses have been structured to reinforce the achievement of both short and long term corporate objectives. The Company utilizes stock options to foster a long-term perspective aligned with that of its shareholders. The salaries for each of the Named Executive Officers is set forth in such executive's employment agreement.

         1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER. In February 1995, the Company amended and restated Dr. Medel's employment agreement, which provides for a base salary of $400,000 per year and a five-year term. Dr. Medel is also entitled to receive a performance bonus of $100,000 in each year that Dr. Medel meets or exceeds certain performance objectives determined by the Compensation Committee. Dr. Medel is also entitled to receive incentive compensation pursuant to the Incentive Plan, which incorporates the terms of an incentive bonus previously contained in Dr. Medel's employment agreement. The Incentive Plan is to be voted on by the shareholders at this Annual Meeting. In determining Dr. Medel's overall compensation for 1996, including the grant of stock options, the Compensation Committee evaluated the Company's growth during 1996, which included the following achievements: (i) the successful completion of a secondary stock offering in August 1996 which resulted in net cash proceeds to the Company of approximately $59.1 million, (ii) neonatal intensive care units managed by the Company nearly doubled from 37 at December 31, 1995 to 68 at December 31, 1996, (iii) the number of patient days increased by 112 percent to approximately 186,000 at December 31, 1996, and (iv) revenues nearly doubled, from $44 million in 1995 to $81 million in 1996. The Compensation Committee believes that these achievements reflect the Chief Executive Officer's strategic leadership for the Company and, as a result, awarded the Chief Executive Officer the bonuses and stock options set forth in the Summary Compensation Table.

         POLICY ON DEDUCTIBILITY OF INCENTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the tax deduction to $1 million for compensation paid to the Company's five most highly compensated executive officers, unless certain requirements are met. In order to comply with Section 162(m), the Stock Option Plan limits the number of shares underlying options awardable during the 10-year term of the Stock Option Plan to any plan participant and is administered by a committee consisting only of "outside directors" (as defined in Section 162(m)). While the tax impact of any compensation is one factor to consider, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize the Company's deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its shareholders.

                                           Bruce R. Evans, Chairman
                                           Michael B. Fernandez
                                           Albert H. Nahmad

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NYSE Composite Index, the NASDAQ Index and the NASDAQ Health Index for the period of September 20, 1995 (the date the Company's Common Stock commenced trading on the Nasdaq National Market) to December 31, 1996. The Company's Common Stock commenced trading on the New York Stock Exchange on September 11, 1996. It was previously traded on the Nasdaq National Market.


                              SEP. 20,     SEP. 29,     DEC. 29,      MARCH 29,      JUNE 28,      SEP. 30,      DEC. 31,
                                1995         1995         1995          1996           1996          1996          1996
                              --------     --------     --------      ---------      --------      --------      --------
PEDIATRIX MEDICAL GROUP       100.00        102.50       137.50        177.50         242.50        250.63        185.00
NASD HEALTH SERVICES          100.00         99.87       115.85        120.78         131.67        131.18        116.00
NASD COMPOSITE                100.00         97.96        99.15        103.78         112.26        116.26           -
NYSE COMPOSITE                   -             -            -             -              -          117.26        125.23

CERTAIN TRANSACTIONS

         In March 1997 Cesar L. Alvarez was appointed to the Board of Directors of the Company. Mr. Alvarez is the Chief Executive Officer and Managing Shareholder of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. which serves as the Company's principal outside counsel and receives customary fees for legal services. The Company currently anticipates that such arrangement will continue.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ending December 31, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report was filed late by Michael B. Fernandez.

                         PROPOSAL TO AMEND THE COMPANY'S

                     AMENDED AND RESTATED STOCK OPTION PLAN

                                (PROPOSAL NO. 2)

         In September 1995, the Company's Board of Directors and shareholders adopted the Company's Amended and Restated Stock Option Plan. On October 30, 1995, the Compensation Committee of the Company's Board of Directors adopted, and at the 1996 Annual Meeting the shareholders approved, an amendment to the Stock Option Plan to increase the number of shares eligible for grant under the Stock Option Plan from 1,500,000 to 2,500,000.

         The Compensation Committee has adopted, and is submitting to the shareholders for approval, the Amended and Restated Stock Option Plan. The Stock Option Plan has been amended and restated to increase the number of shares eligible for grant from 2,500,000 to 3,250,000, and to respond to certain changes made to Rule 16b-3 ("Rule 16b-3") of the Exchange Act. The changes to Rule 16b-3 were announced by the SEC in May 1996, and became effective as of November 1, 1996. The changes to Rule 16b-3 are designed to simplify administration of stock option plans. Consistent with the changes to Rule 16b-3, the proposed amendment provides for the following: (i) providing that the Compensation Committee is comprised of Outside Directors rather than Non-Employee Directors, (ii) permitting the grant of options to Non-Employee Directors in addition to the formula grant provided in the Stock Option Plan,
(iii) permitting the transfer of Nonqualified Stock Options with the prior written consent of the Compensation Committee or the Board, (iv) enabling the Board of Directors or the Compensation Committee to amend, suspend or terminate the Stock Option Plan from time to time without shareholder approval; provided, however, that, any amendment to the Stock Option Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Previously, the Stock Option Plan could not be amended without shareholder approval if the amendment would materially (a) increase the benefits accruing to participants under the Stock Option Plan, (b) increase the number of securities that may be issued under the Stock Option Plan, or (c) modify the requirements as to eligibility for participation in the Stock Option Plan. The material features of the Stock Option Plan, as amended by the amendments described above, are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Stock Option Plan, attached hereto as Exhibit A. The bold face portions of the Stock Option Plan reflect the proposed amendments to be voted on at the Annual Meeting. Unless the context otherwise requires, the "Stock Option Plan" refers to the Stock Option Plan as amended.

GENERAL TERMS AND CONDITIONS

         The Stock Option Plan was adopted in December 1992 and amended and restated in September 1995. The purpose of the Stock Option Plan is to advance the interest of the Company by providing additional incentives to attract and retain qualified and competent persons who are key to the Company (including its subsidiaries and other business entities or partnerships related to the Company through long-term management contracts), including key employees, officers, and directors and upon whose efforts and judgment the success of the Company and such entities is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Stock Option Plan authorizes (a) the granting of incentive or nonqualified stock options to purchase Common Stock to key employees, executive officers, and directors (whether or not employees) satisfying the description above,

(b) the provision of loans for the purpose of financing the exercise of options and the amount of taxes payable in connection therewith, and (c) the use of already owned Common Stock as payment of the exercise price for options granted under the Stock Option Plan and other forms of cashless exercises of options. A total of 3,250,000 shares of Common Stock are currently reserved for issuance under the Stock Option Plan. As of December 31, 1996, options to purchase 2,314,357 shares of Common Stock had been granted under the Stock Option Plan, exclusive of cancelled options but inclusive of exercised options. The Stock Option Plan also provides that each Non-Employee Director is permitted to receive options in addition to the options to purchase 5,000 shares of Common Stock on the date of his or her appointment as a director, which options become fully exercisable on the one-year anniversary date of the grant. The unexercised portion of any option granted to a Non-Employee Director becomes null and void three months after the date on which such Non-Employee Director ceases to be a director of the Company for any reason. The primary purpose for the grants to the Non-Employee Directors is to provide a means for such directors to increase their interest as shareholders of the Company, which serves to align the interest of such directors with other shareholders of the Company.

         The Compensation Committee of the Board of Directors, or the Board, if this proposal is approved by the shareholders at the Annual Meeting, has the power to determine the terms of options granted to employee directors and all other eligible participants, including the exercise price, the number of shares subject to the option and the exercisability thereof, except that the per share exercise price of incentive stock options and of formula grants of options to Non-Employee Directors cannot be less than the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. In general, options granted under the Stock Option Plan are not transferable other than by will or by the laws of descent and distribution, however, Non-Qualified Stock Option may be transferred with the prior written consent of the Committee or the Board and provided that the transfer does not violate the provisions of Rule 16b-3 of the Exchange Act. The Stock Option Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock purchased. The Compensation Committee or the Board of Directors has the authority to amend or terminate the Stock Option Plan, provided that no such action may impair the rights of the holder of any outstanding option without the written consent of such holder, and provided further that certain amendments of the Stock Option Plan are subject to shareholder approval. Unless terminated sooner, the Stock Option Plan will terminate ten years from its effective date.

         Subject to the provisions in any separate employment agreement with an optionee, the unexercised portion of any option granted to an employee under the Stock Option Plan shall automatically be terminated (a) three months after the date on which the optionee's employment is terminated for any reason other than
(i) Cause (as defined in the Stock Option Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) one year after the date on which the optionee's employment is terminated by reason of mental or physical disability; or (d) (i) one year after the date on which the optionee's employment is terminated by reason of the death of the employee, or (ii) three months after the date on which the optionee shall die if such death shall occur during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

         To prevent dilution of the rights of a holder of an option, the Stock Option Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any subdivision or consolidation of shares, any stock dividend, recapitalization or other capital adjustment of the Company.

Provisions governing the effect upon options of a merger, consolidation or other reorganization of the Company are also included in the Stock Option Plan.

FEDERAL INCOME TAX EFFECTS

         The Stock Option Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the Stock Option Plan, an optionee (other than an officer or director of the Company) will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the option of the shares of Common Stock acquired on exercise over the exercise price. That income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

         If an optionee pays for shares of Common Stock on exercise of an option by delivering shares of the Company's Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

         The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

         INCENTIVE STOCK OPTIONS. The Stock Option Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code to employees of the Company or its subsidiaries. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

         If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income the optionee recognizes will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

         An optionee who exercises an incentive stock option by delivering shares of Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

         For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an item of adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no item of adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the item of adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

         IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his or her particular situation, each optionee should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock acquired on exercise of an option.

OPTIONS GRANTED UNDER THE STOCK OPTION PLAN

         As of December 31, 1996, nonqualified stock options to purchase an aggregate of (i) 2,304,357 shares of Common Stock had been granted to approximately 266 persons (including options that have been exercised, but excluding cancelled options) and (ii) an aggregate of 10,000 shares of Common Stock had been granted to two non-employee directors. The options were granted at exercise prices ranging from $2.84 to $36.75 per share (the fair market value of the Common Stock as of the dates of grant).

         The table below indicates, as of December 31, 1996, the aggregate number of options granted under the Stock Option Plan since its inception to the persons and groups indicated.


                                                                                                      NUMBER OF
                                                                                                       OPTIONS
OPTION GRANTEE                                                                                         GRANTED
-----------------------------------------------------------------------------------------        -------------------
Roger J. Medel, M.D., M.B.A.
     President, Chief Executive Officer and Director.....................................              770,000

Lawrence M. Mullen
     Vice President and Chief Financial Officer..........................................              150,000

Kristen Bratberg
     Vice President, Business Development................................................              100,000

Brian D. Udell, M.D.
     Vice President, Practice Integration................................................               50,000

Richard J. Stull, II
     Executive Vice President, Chief Operating Officer and Director(1)...................              175,000(2)

All current executive officers as a group (5 persons)....................................            1,095,000

All current directors who are not executive officers as a group (2 persons)..............               10,000

All persons, other than executive officers and directors (approximately 261
     persons (2).........................................................................            1,209,357



--------------------

(1) Mr. Stull resigned as Executive Vice President, Chief Operating Officer and a member of the Board in March 1997.

(2)      Excludes cancelled options.

         The Compensation Committee believes that options granted under the Stock Option Plan have been and will be awarded primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time to time by the Compensation Committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive options or the number of shares for which options will be granted, except (i) to the extent already granted, and (ii) no one plan participant may be granted more than 40% of the aggregate number of options available for grant under the Stock Option Plan.

VOTE REQUIRED AND RECOMMENDATION

         The Compensation Committee of the Board of Directors has approved the Stock Option Plan as amended in this Proposal No. 2 and is recommending approval by the shareholders because it believes that the amendment set forth hereinabove are in the Company's best interests.

         The affirmative vote of a majority of the votes of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote will be required for approval of the proposal to amend the Stock Option Plan as set forth hereinabove.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED STOCK OPTION PLAN.

                    PROPOSAL TO ADOPT THE INCENTIVE PLANS FOR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                   AND VICE PRESIDENT OF BUSINESS DEVELOPMENT
                                (PROPOSAL NO. 3)

         Dr. Medel and Mr. Bratberg both receive base salaries and performance bonuses pursuant to employment agreements described in "Executive Compensation and Other Information". Dr. Medel and Mr. Bratberg have also been entitled to receive incentive bonuses based on formulas contained in these employment agreements. The Compensation Committee has formalized these incentive arrangements pursuant to the Incentive Plans, copies of which are attached to the Proxy Statement as Exhibits B and C. The description of the Incentive Plans contained herein is qualified in its entirety by the full text of the Incentive Plans attached hereto.

         The purpose of the new Incentive Plans is to permit the Company's executive compensation practices to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Code. Implementation of the Incentive Plans is subject to approval of the Company's shareholders.

GENERAL

         Dr. Medel's Incentive Plan provides for a bonus equal to five (5%) percent of the remainder of (x) the Company's Pre-Tax Consolidated Net Income for the relevant year, minus (y) the highest Pre-Tax Consolidated Net Income since 1995. Pursuant to the Incentive Plan, the Company shall pay Dr. Medel the incentive bonuses due as soon as reasonably possible after the end of the Company's fiscal year, but in no event later than the 91st day after the last day of the Company's fiscal year for which the incentive bonus is due.

         Mr. Bratberg's Incentive Plan provides for an incentive bonus equal to five percent (5%) of the initial fiscal year "Gross Profit" of any and all "mergers/acquisitions" consummated during the term of his agreement. Payment of the incentive bonus shall be implemented as follows: Mr. Bratberg shall receive 2 1/2% of the projected Gross Profit for the initial fiscal year from each consummated merger and/or acquisition in the month immediately succeeding the closing of the merger and/or acquisition. Additionally, at the end of the initial fiscal year of the merger and/or acquisition upon closure of the accounting period, Mr. Bratberg shall receive an additional 2 1/2% of the actual Gross Profit for the initial fiscal year from each consummated merger and/or acquisition. This incentive bonus may be adjusted upward or downward based upon the actual Gross Profit obtained as compared to the projected Gross profit for the initial fiscal year.

         Prior to the adoption of the Incentive Plans, the incentive bonuses were contained in the employment agreements of Dr. Medel and Mr. Bratberg. For the fiscal year ended December 31, 1996, Dr. Medel and Mr. Bratberg received incentive compensation of $539,000 and $699,000, respectively, using the performance targets provisionally established by the Compensation Committee. The amounts paid to Dr. Medel and Mr. Bratberg for 1997 may be higher than these amounts.

         The Revenue Reconciliation Act of 1933 added Section 162(m) to the Code effective January 1, 1994. Section 162(m) provides, among other things, that compensation in excess of $1 million paid to a corporation's Chief Executive Officer and the four other highest paid executive officers who are employed by the Company at the end of a fiscal year will not be deductible for Federal income tax purposes unless the compensation is "qualified performance-based compensation." The Compensation Committee believes that the Incentive Plans, subject to shareholder approval, complies with the requirements of Section 162(m).

ADMINISTRATION

         The Incentive Plans will be administered by the Compensation Committee of the Board of Directors. The only eligible participants in the Incentive Plans are Dr. Medel and Mr. Bratberg. The Incentive Plans may not be amended without Board and/or shareholder approval if such approval is required to comply with the applicable rules under Section 162(m).

VOTE REQUIRED AND RECOMMENDATION

         The Board of Directors believes, in general, that it is desirable and in the best interest of the Company and its shareholders to enable the Company's executive compensation plans to comply with the requirements of Section 162(m). The Board further believes that the Incentive Plans are consistent with the Company's existing policies that closely relate executive compensation to the Company's performance. In the event that the Incentive Plans are not approved by the Company's shareholders, it is currently contemplated that any bonuses for Dr. Medel and Mr. Bratberg would be discretionary and that such bonuses would not be deductible under Section 162(m) to the extent that (when combined with other non-exempt compensation) they exceed the limit set forth in that statute.

         The Compensation Committee of the Board of Directors has approved the Incentive Plans for the President and Chief Executive Officer and the Vice President of Business Development in this Proposal No. 3 and is recommending approval by the shareholders because it believes that the proposal set forth hereinabove is in the Company's best interest.

         The affirmative vote of a majority of the votes of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote will be required for approval of the proposal to adopt the Incentive Plans as set forth hereinabove.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE INCENTIVE PLANS FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AND THE VICE PRESIDENT OF BUSINESS DEVELOPMENT.

                  RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountants for year ended December 31, 1996 were and for 1997 will be the firm of Coopers & Lybrand L.L.P. It is expected that representatives of such firm will (i) attend the Annual Meeting,
(ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be presented at the 1997 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices on or before December 3, 1997.

                               By Order Of The Board Of Directors



                               Roger J. Medel, M.D., M.B.A.
                               PRESIDENT AND CHIEF EXECUTIVE OFFICER

Fort Lauderdale, Florida
April 3, 1997

                                                                 EXHIBIT A

                     ---------------------------------------

                          PEDIATRIX MEDICAL GROUP, INC.

                              AMENDED AND RESTATED

                                STOCK OPTION PLAN

                     ---------------------------------------




         1. PURPOSE. The purpose of this Plan is to advance the interests of Pediatrix Medical Group, Inc., a Florida corporation (the "Company"), providing an additional incentive to attract and retain qualified and competent persons who are key to the Company (as hereinafter defined), including key employees, Officers and Directors, and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 13 hereof or, if not appointed, the Board.

                  (d) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

                  (e) "Company" shall refer to Pediatrix Medical Group, Inc., a Florida corporation, its wholly-owned subsidiary, Pediatrix Medical Group of Florida, Inc., and the companies related to the COMPANY through long-term management contracts which provide the medical component of the services required in respect of any arrangement where Pediatrix Medical Group, Inc. provides the non-medical component of the services required in respect of such arrangement IN VARIOUS STATES AND Puerto Rico, and any future majority owned subsidiary of the Company or any business entity, partnership or other business entity related to the Company through a long-term management contract with respect to the services described herein.

                  (f) "Director" shall mean a member of the Board.

                  (g) "Effective Date" shall mean September 20, 1995.

                  (H) "Employee Director" shall mean a member of the Board who is also an employee of the Company or a Subsidiary.

                  (I) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on SUCH business day, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common

Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on NASDAQ or such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. IF NEITHER (I), (II) OR (III) ABOVE IS APPLICABLE, THEN FAIR MARKET VALUE SHALL BE DETERMINED IN GOOD FAITH BY THE COMMITTEE OR THE BOARD IN A FAIR AND UNIFORM MANNER.

                  (J) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

                  (K) "Non-Employee DIRECTOR" shall mean a member of the Board who is not an employee of the Company or a Subsidiary.

                  (L) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

                  (M) "Officer" shall mean the Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an "executive officer" pursuant to Item 401(b) of Regulation S-K (17 C.F.R. Section. 229.401(b)) shall be only such person designated as an "Officer" pursuant to the foregoing provisions of this paragraph.

                   (N) "Option" (when capitalized) shall mean any option granted under this Plan.

                   (O) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                   (P) "OUTSIDE DIRECTOR" SHALL MEAN A MEMBER OF THE BOARD WHO QUALIFIES AS AN "OUTSIDE DIRECTOR" UNDER CODE SECTION 162(M) AND THE REGULATIONS THEREUNDER AND AS A "NON-EMPLOYEE DIRECTOR" UNDER RULE 16B-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT.

                  (q) "Plan" shall mean this Stock Option Plan for the Company.

                  (r) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (s) "Share(s)" shall mean a share or shares of the Common
Stock.

                  (t) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

           3. SHARES AND OPTIONS. The COMMITTEE OR THE BOARD may grant to Optionees from time to time Options to purchase an aggregate of up to 3,250,000 Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

           4. INCENTIVE AND NON-QUALIFIED OPTIONS. An Option granted hereunder shall be either an Incentive Stock Option or a Non-QUALIFIED Stock Option as determined by the Committee OR THE BOARD at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-QUALIFIED Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. INCENTIVE STOCK OPTIONS MAY NOT BE GRANTED TO ANY PERSON WHO IS NOT AN EMPLOYEE OF THE COMPANY OR ANY SUBSIDIARY.

           5. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and any Subsidiary AS DEFINED IN CODE SECTION 424), exceeds $100,000.

           6. CONDITIONS FOR GRANT OF OPTIONS.

                  (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee OR THE BOARD, provided such terms are not inconsistent with this Plan or any applicable law. THE Optionees shall be (i) those persons selected by the Committee OR THE BOARD from the class of all regular employees of the Company or its Subsidiaries, including Employee Directors and Officers who are regular employees of the Company AND (II) NON-EMPLOYEE DIRECTORS. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                  (b) In granting Options, THE COMMITTEE OR THE BOARD shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee OR THE BOARD shall determine. The Committee OR THE BOARD shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee OR THE BOARD may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

                  (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

                  (d) Notwithstanding any other provision of this Plan, AN INCENTIVE STOCK OPTION SHALL NOT BE GRANTED TO ANY PERSON OWNING DIRECTLY OR INDIRECTLY (THROUGH ATTRIBUTION UNDER SECTION 424(D) OF THE CODE) AT THE DATE OF GRANT, STOCK POSSESSING MORE THAN 10% OF THE TOTAL COMBINED VOTING POWER OF ALL CLASSES OF STOCK OF THE COMPANY (OR OF ITS PARENT OR SUBSIDIARY CORPORATION [AS DEFINED IN SECTION 424 OF THE CODE] AT THE DATE OF GRANT) UNLESS THE OPTION PRICE OF SUCH OPTION IS AT LEAST 110% OF THE FAIR MARKET VALUE OF THE SHARES SUBJECT TO SUCH OPTION ON THE DATE THE OPTION IS GRANTED, AND SUCH OPTION BY ITS TERMS IS NOT EXERCISABLE AFTER THE EXPIRATION OF FIVE YEARS FROM THE DATE SUCH Option is granted.

                  (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Director, Officer or employee may not exceed 40% of the total number of OPTIONS available for grant under the Plan.

             7. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee OR THE BOARD but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option or ANY Option granted pursuant to PARAGRAPH (A) OF Section 15 of this Plan be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

             8. EXERCISE OF OPTIONS. An Option shall be deemed exercised when
(i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee OR THE BOARD in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee OR THE BOARD in any Option AND SUBJECT TO SUCH GUIDELINES AS THE COMMITTEE OR THE BOARD MAY ESTABLISH, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares BY THE WITHHOLDING OF SHARES ISSUABLE UPON EXERCISE OF THE OPTION OR BY ANY OTHER FORM OF CASHLESS EXERCISE PROCEDURE APPROVED BY THE COMMITTEE OR THE BOARD, OR IN SUCH OTHER CONSIDERATION AS THE COMMITTEE OR THE BOARD DEEMS APPROPRIATE, or by a combination of the above. THE Committee OR THE BOARD in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, OR THROUGH THE WITHHOLDING OF SHARES ISSUABLE UPON EXERCISE OF THE OPTION, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 10 hereof.

             9. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee OR THE BOARD shall provide in such Option, except as otherwise provided in this Section 9.

                  (a) The expiration date of an Option shall be determined by the Committee OR THE BOARD at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

                  (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable IN THE EVENT OF A "CHANGE IN CONTROL" OR IN THE EVENT THAT THE COMMITTEE OR THE BOARD EXERCISES ITS DISCRETION TO PROVIDE A CANCELLATION NOTICE WITH RESPECT TO THE OPTION PURSUANT TO SECTION 10(B) HEREOF. FOR THIS PURPOSE, THE TERM "CHANGE IN CONTROL" SHALL MEAN THE APPROVAL BY THE shareholders of the Company OF a reorganization, MERGER, consolidation OR other form of corporate transaction OR SERIES OF TRANSACTIONS, IN EACH CASE, WITH RESPECT TO WHICH PERSONS WHO WERE the shareholders of the Company IMMEDIATELY PRIOR TO SUCH REORGANIZATION, MERGER
OR CONSOLIDATION OR OTHER TRANSACTION DO NOT, IMMEDIATELY THEREAFTER, OWN MORE THAN 50% OF THE COMBINED VOTING POWER ENTITLED TO VOTE GENERALLY IN THE ELECTION OF DIRECTORS OF THE REORGANIZED, MERGED OR CONSOLIDATED COMPANY'S THEN OUTSTANDING VOTING SECURITIES, OR A liquidation or dissolution of the Company
OR the sale of all or substantially all OF the assets of the Company
(unless such REORGANIZATION, MERGER, CONSOLIDATION OR OTHER CORPORATE TRANSACTION, LIQUIDATION, DISSOLUTION OR SALE is subsequently abandoned).

                  (c) THE Committee OR THE BOARD may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option.

           10.    TERMINATION OF OPTION PERIOD.

                  (a) The unexercised portion of any Option, other than an Option granted pursuant to Section 15 hereof, shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                            (i) three months after the date on which the
Optionee's employment is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's WILLFUL misconduct or gross negligence, (B) a mental or physical disability (WITHIN THE MEANING OF CODE SECTION 22(E)) as determined by a medical doctor satisfactory to the Committee OR THE BOARD, or (C) death;

                            (ii) immediately upon the termination of the
Optionee's employment for Cause;

                            (iii) one year after the date on which the
Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee OR THE BOARD; or

                            (iv) (A) twelve months after the date of termination
of the Optionee's employment by reason of death of the OPTIONEE, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 10(A)(III) hereof.

ALL REFERENCES HEREIN TO THE TERMINATION OF THE OPTIONEE'S EMPLOYMENT SHALL, IN THE CASE OF AN OPTIONEE WHO IS NOT AN EMPLOYEE OF THE COMPANY OR A SUBSIDIARY, REFER TO THE TERMINATION OF THE OPTIONEE'S SERVICE WITH THE COMPANY.

                  (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in SECTION 9(B) HEREOF OR
OF ANY REORGANIZATION, MERGER, CONSOLIDATION OR OTHER FORM OF CORPORATE TRANSACTION IN WHICH THE COMPANY DOES NOT SURVIVE, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

           11.    ADJUSTMENT OF SHARES.

                  (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                           (i) appropriate adjustment shall be made in the
maximum number of Shares available for grant under the Plan, OR AVAILABLE FOR GRANT TO ANY PERSON UNDER THE PLAN, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                           (ii) appropriate adjustment shall be made in the
number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                  (b) Subject to the specific terms of any Option, the Committee OR THE BOARD may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's OR THE BOARD'S sole discretion, such adjustments become appropriate SO AS TO PRESERVE BUT NOT INCREASE BENEFITS UNDER THE PLAN.

                  (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

                  (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

           12.    TRANSFERABILITY OF OPTIONS AND SHARES.

                  (A) NO INCENTIVE STOCK OPTION, AND UNLESS THE PRIOR WRITTEN CONSENT OF THE COMMITTEE OR THE BOARD IS OBTAINED AND THE TRANSACTION DOES NOT VIOLATE THE REQUIREMENTS OF RULE 16B-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT NO NON-QUALIFIED STOCK OPTION, SHALL BE SUBJECT TO ALIENATION, ASSIGNMENT, PLEDGE, CHARGE OR OTHER TRANSFER OTHER THAN by the Optionee by will or the laws of descent and distribution, and ANY ATTEMPT TO MAKE ANY SUCH PROHIBITED TRANSFER SHALL BE VOID. EACH Option shall be exercisable during the Optionee's lifetime only by the Optionee, OR IN THE CASE OF A NON-QUALIFIED STOCK OPTION THAT HAS BEEN ASSIGNED OR TRANSFERRED WITH THE PRIOR WRITTEN CONSENT OF THE COMMITTEE OR THE BOARD, ONLY BY THE PERMITTED ASSIGNEE.

                   (B) UNLESS THE PRIOR WRITTEN CONSENT OF THE COMMITTEE OR THE BOARD IS OBTAINED AND THE TRANSACTION DOES NOT VIOLATE THE REQUIREMENTS OF RULE 16B-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT, NO SHARES ACQUIRED BY AN OFFICER OR DIRECTOR PURSUANT TO THE EXERCISE OF AN OPTION MAY BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE SIX-MONTH PERIOD FOLLOWING THE DATE ON WHICH THE OPTION WAS GRANTED.

         13.      ISSUANCE OF SHARES.

                  (A) NOTWITHSTANDING ANY OTHER PROVISION OF THIS PLAN, THE COMPANY SHALL NOT BE OBLIGATED TO ISSUE ANY SHARES UNLESS IT IS ADVISED BY COUNSEL OF ITS SELECTION THAT IT MAY DO SO WITHOUT VIOLATION OF THE APPLICABLE FEDERAL AND STATE LAWS PERTAINING TO THE ISSUANCE OF SECURITIES, AND MAY REQUIRE ANY STOCK SO ISSUED TO BEAR A LEGEND, MAY GIVE ITS TRANSFER AGENT INSTRUCTIONS, AND MAY TAKE SUCH OTHER STEPS, AS IN ITS JUDGMENT ARE REASONABLY REQUIRED TO PREVENT ANY SUCH VIOLATION.

                  (b) As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee OR THE BOARD may require such agreements or undertakings, if any, as the Committee OR THE BOARD may deem necessary or advisable to FACILITATE compliance with any such law or regulation including, but not limited to, the following:

                           (i) a representation and warranty by the Optionee to
the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (ii) a representation, warranty and/or agreement to
be bound by any legends ENDORSED UPON THE CERTIFICATE(S) FOR SUCH SHARES that are, in the opinion of the Committee OR THE BOARD, necessary or appropriate to FACILITATE COMPLIANCE with the provisions of any securities law deemed by the Committee OR THE BOARD to be applicable to the issuance AND TRANSFER OF SUCH SHARES.

           14.    ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by A COMMITTEE APPOINTED BY THE BOARD (THE "COMMITTEE") which shall BE COMPOSED OF TWO OR MORE
Directors ALL of whom shall be OUTSIDE DIRECTORS. THE MEMBERSHIP of the Committee shall BE CONSTITUTED SO AS TO COMPLY AT ALL TIMES WITH THE
APPLICABLE REQUIREMENTS OF RULE 16B-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT AND

Section 162(M) OF THE INTERNAL REVENUE CODE. The Committee shall
SERVE AT the PLEASURE of the Board AND SHALL HAVE THE POWERS DESIGNATED
HEREIN AND SUCH OTHER POWERS AS THE BOARD MAY FROM TIME TO TIME CONFER UPON IT.

                  (B) THE BOARD MAY GRANT OPTIONS PURSUANT TO ANY PERSONS TO WHOM OPTIONS MAY BE GRANTED UNDER SECTION 5(A) HEREOF.

                  (C) The Committee OR THE BOARD, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations BY THE COMMITTEE OR THE BOARD AND THE interpretation and construction of any provision of the Plan OR ANY OPTION BY THE COMMITTEE OR THE BOARD, shall be final and conclusive.

                  (D) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

           15.    GRANTS TO NON-EMPLOYEE DIRECTORS.

                  (A) Each Non-Employee Director that is not affiliated with any beneficial owner of more than 10% of the Company's Common Stock will receive on the date of his or her appointment as a Director, an Option to purchase 5,000 shares of Common Stock, which Option will become fully exercisable on the first anniversary of its grant. The per share exercise price of all Options granted to Non-Employee Directors pursuant to this Section 15(a) will be equal to the Fair Market Value of the Shares underlying such Option on the date such Option is granted. The unexercised portion of any Option granted pursuant to this Section 15(a) shall become null and void three months after the date on which such Non-Employee Director ceases to be a Director for any reason.

                  (B) IN ADDITION TO OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS PURSUANT TO SECTION 15(A), THE BOARD MAY GRANT OPTIONS TO NON-EMPLOYEE DIRECTORS PURSUANT TO SECTION 6, SUBJECT TO THE PROVISIONS OF THE PLAN GENERALLY APPLICABLE TO OPTIONS GRANTED PURSUANT TO SECTION 6.

         16.      WITHHOLDING OR DEDUCTION FOR TAXES. IF AT ANY TIME
SPECIFIED HEREIN FOR THE MAKING OF ANY ISSUANCE OR DELIVERY OF ANY OPTION OR COMMON STOCK TO ANY OPTIONEE OR BENEFICIARY, ANY LAW OR REGULATION OF ANY GOVERNMENTAL AUTHORITY HAVING JURISDICTION IN THE PREMISES SHALL REQUIRE THE COMPANY TO WITHHOLD, OR TO MAKE ANY DEDUCTION FOR, ANY TAXES OR TAKE ANY OTHER ACTION IN CONNECTION WITH THE ISSUANCE OR DELIVERY THEN TO BE MADE, SUCH ISSUANCE OR DELIVERY SHALL BE DEFERRED UNTIL SUCH WITHHOLDING OR DEDUCTION SHALL HAVE BEEN PROVIDED FOR BY THE OPTIONEE OR BENEFICIARY, OR OTHER APPROPRIATE ACTION SHALL HAVE BEEN TAKEN.

         17.      INTERPRETATION.

                  (a) AS IT IS THE INTENT OF THE COMPANY THAT THE PLAN COMPLY IN ALL RESPECTS WITH RULE 16B-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT ("RULE 16B-3"), ANY AMBIGUITIES OR INCONSISTENCIES IN CONSTRUCTION OF THE PLAN SHALL BE INTERPRETED TO GIVE EFFECT TO SUCH INTENTION, AND IF ANY PROVISION OF THE PLAN IS FOUND NOT TO BE IN COMPLIANCE WITH RULE 16B-3, SUCH PROVISION SHALL BE DEEMED NULL AND VOID TO THE EXTENT REQUIRED TO PERMIT THE PLAN TO COMPLY WITH RULE 16B-3. THE COMMITTEE OR THE BOARD MAY FROM TIME TO TIME ADOPT RULES AND REGULATIONS UNDER, AND AMEND, THE PLAN IN FURTHERANCE OF THE INTENT OF THE FOREGOING.

                  (B) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the INTERNAL REVENUE Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

                   (C) This Plan shall be governed by the laws of the State of Florida.

                   (D) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

                   (E) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

             18. AMENDMENT AND DISCONTINUATION OF THE PLAN. THE COMMITTEE OR the Board may from time to time amend, SUSPEND OR TERMINATE the Plan or any Option; provided, however, that, ANY AMENDMENT TO THE PLAN SHALL BE SUBJECT TO THE APPROVAL OF THE COMPANY'S SHAREHOLDERS IF SUCH SHAREHOLDER APPROVAL IS REQUIRED BY ANY FEDERAL OR STATE LAW OR REGULATION (INCLUDING, WITHOUT LIMITATION, RULE 16B-3 OR TO COMPLY WITH SECTION 162(M) OF THE INTERNAL REVENUE
CODE) OR THE RULES OF ANY STOCK EXCHANGE OR AUTOMATED QUOTATION SYSTEM ON WHICH THE COMMON STOCK MAY THEN BE LISTED OR GRANTED. EXCEPT to the extent provided in SECTIONS 9 AND 10 HEREOF, no amendment, SUSPENSION OR TERMINATION of the
Plan or any Option issued hereunder shall substantially impair THE RIGHTS OR BENEFITS OF ANY OPTIONEE PURSUANT TO any Option previously granted without THE consent of the Optionee.

            19. EFFECTIVE DATE AND TERMINATION DATE. The Plan shall be effective upon the Effective Date and shall terminate on the 10th anniversary of the Effective Date.

                                                                     EXHIBIT B

                                 INCENTIVE PLAN
                        FOR ROGER J. MEDEL, M.D., M.B.A.

SECTION 1.      PURPOSE OF PLAN

         The purpose of the Plan is to promote the success of the Company by providing to the Executive bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

SECTION 2.      DEFINITIONS AND TERMS

        2.1. ACCOUNTING TERMS. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and reflected in the consolidated financial statements of the Company, prepared in the ordinary course of business.

         2.2. SPECIFIC TERMS. The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

                  "BONUS" means the incentive bonus as determined under Section 4.1.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTEE" means the Compensation Committee which has been established to administer the Plan in accordance with Section 3.1 and
           Section 162(m) of the Code.

                  "COMPANY" means Pediatrix Medical Group, Inc. and any successor whether by merger, ownership of all or substantially all of its assets or otherwise.

                  "EMPLOYMENT AGREEMENT" means that certain Employment Agreements dated January 1, 1995, between the Company and the Executive, or any amendment to or renewal of such Employment Agreement or any new employment agreement entered into with the Executive.

                  "EMPLOYMENT PERIOD" means the same as the period defined in the Employment Agreement.

                  "EXECUTIVE" means Roger J. Medel, M.D., M.B.A.

                  "PLAN" means this Incentive Plan for Roger J. Medel, M.D., M.B.A. as amended from time to time.

                  "PRE-TAX CONSOLIDATED NET INCOME" means the Company's annual consolidated net income before the cumulative effect of any change in an accounting principle, extraordinary items and income taxes as reflected in the Company's audited financial statements for the relevant fiscal period. For purposes of this Plan, the Company's Pre-Tax Consolidated Net Income for any complete fiscal year shall not be less than zero. The Pre-Tax Consolidated Net

           Income of the Company hereunder shall be as determined by the Company's independent auditors in accordance with generally accepted accounting principles and auditing standards, both applied on a consistent basis with prior periods, except that the amount of Pre-Tax Consolidated Net Income for any fiscal year of the Company consisting of less than twelve (12) full and consecutive calendar months shall be annualized on the basis of a twelve (12) month year.

              "SECTION 162(M)" means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

SECTION 3.    ADMINISTRATION OF THE PLAN

         3.1. THE COMMITTEE. The Plan shall be administered by a Committee consisting of at least two members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan, who (i) are not eligible to participate in the Plan and (ii) are "outside directors" within the meaning of Section 162(m).

         3.2. POWERS OF THE COMMITTEE. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein), may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.

         3.3. REQUISITE ACTION. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

SECTION 4.    BONUS PROVISIONS.

         4.1. PROVISION FOR BONUS. The Executive shall be entitled to an incentive bonus for each of the Company's fiscal years during the Employment Period. The Bonus shall be equal to five (5%) of the remainder of (x) the Company's Pre-Tax Consolidated Net Income for the relevant year, minus (y) the highest Pre-Tax Consolidated Net Income since 1995.

         4.2. COMMITTEE CERTIFICATION. The Executive shall not receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms and conditions of the Plan.

         4.3. TIME OF PAYMENT. Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee's determinations under this Section 4 and the certification of the Committee's findings under Section 4.2, but in no event later than the 91st day after the last day of the Company's fiscal year for which the Bonus is due to the Executive. Any such payment shall be in cash or cash equivalent, subject to applicable withholding requirements.

SECTION 5.    GENERAL PROVISIONS

         5.1. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan, shall be held or construed to confer upon the Executive any legal right to be continued in the employ of the Company.

         5.2. COMPENSATION UPON TERMINATION. If the Executive's employment with the Company is terminated for any reason, other than Cause (as defined in Section 4.1(b) of the Employment Agreement), the Executive shall be paid the Bonus that would have been payable to the Executive for the fiscal year if the Executive's employment had not been terminated, multiplied by the number of days in the fiscal year prior to and including the date of termination and divided by
365. The prorated Bonus shall be paid to the Executive at such time as the Executive would have received the Bonus if no termination of employment had occurred.

         5.3. DISCRETION OF COMPANY, BOARD OF DIRECTORS AND COMMITTEE. Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

         5.4. ABSENCE OF LIABILITY. A member of the Board of Directors of the Company or a member of the Committee of the Company or any officer of the Company shall not be liable for any act or inaction hereunder, whether of commission or omission.

         5.5. NO FUNDING OF PLAN. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to the Executive under the Plan shall be those of a debtor and any rights of the Executive shall be limited to those of a general unsecured creditor.

         5.6. NON-TRANSFERABILITY OF BENEFITS AND INTERESTS. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of the Executive. This Section 5.6 shall not apply to an assignment of a contingency or payment due after the death of the Executive to the deceased Executive's legal representative or beneficiary.

         5.7. LAW TO GOVERN. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Florida.

         5.8. NON-EXCLUSIVITY. The Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company, to grant awards or authorize any other compensation under any other plan.

SECTION 6.    AMENDMENT OF PLAN; TERM

         No amendment may be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable rules under Section 162(m) of the Code. The term of this Plan shall be for a period of ten years. The Executive shall be entitled to participate in the Plan as long as the Employment Agreement is in effect.

                                                                     EXHIBIT C

                                 INCENTIVE PLAN
                              FOR KRISTEN BRATBERG

SECTION 1.      PURPOSE OF PLAN

         The purpose of the Plan is to promote the success of the Company by providing to the Executive bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

SECTION 2.      DEFINITIONS AND TERMS

         2.1. ACCOUNTING TERMS. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and reflected in the consolidated financial statements of the Company, prepared in the ordinary course of business.

         2.2. SPECIFIC TERMS. The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

                  "BONUS" means the incentive bonus as determined under Section 4.1.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTEE" means the Compensation Committee which has been established to administer the Plan in accordance with Section 3.1 and
           Section 162(m) of the Code.

                  "COMPANY" means Pediatrix Medical Group, Inc. and any successor whether by merger, ownership of all or substantially all of its assets or otherwise.

                  "EMPLOYMENT AGREEMENT" means the Employment Agreement, dated November 6, 1995, between the Company and the Executive, or any amendment to or renewal of such Employment Agreement or any new employment agreement entered into with the Executive.

                  "EXECUTIVE" means Kristen Bratberg.

                  "GROSS PROFIT" means net patient service revenue less direct costs of the merged/acquired business in which revenue and costs are determined following the customary procedures of the Company.

                  "MERGER/ACQUISITIONS" means all business transactions wherein the Company or any of its affiliates acquires a medical practice through a merger or a stock or asset purchase or other similar transaction and excludes internal growth of the Company through hospital contracts without the acquisition/merger of a corresponding physician practice.

                  "PLAN" means this Incentive Plan for Kristen Bratberg, as amended from time to time.

         "SECTION 162(M)" means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

SECTION 3.    ADMINISTRATION OF THE PLAN

         3.1. THE COMMITTEE. The Plan shall be administered by a Committee consisting of at least two members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan, who (i) are not eligible to participate in the Plan and (ii) are "outside directors" within the meaning of Section 162(m).

         3.2. POWERS OF THE COMMITTEE. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein), may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.

         3.3. REQUISITE ACTION. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

SECTION 4     Bonus Provisions.

         4.1. PROVISION FOR BONUS. Executive shall receive as an incentive bonus an amount equal to five percent (5%) of the initial fiscal year "Gross Profit" of any and all "mergers/acquisitions" consummated during the term of this Agreement. Payment of said incentive shall be implemented as follows: Executive shall receive 2 1/2% (two and one-half percent) of the projected Gross Profit for the initial fiscal year from each consummated merger and/or acquisition in the month immediately succeeding the closing of the merger and/or acquisition (the "Initial Payment"). Additionally, at the end of the initial fiscal year of the merger and/or acquisition upon closure of the accounting period, Executive shall receive an additional 2 1/2% (two and one-half percent) of the actual Gross Profit for the initial fiscal year from each consummated merger and/or acquisition (the "Additional Payment"). It is understood and agreed by Employer and Executive this incentive bonus may be adjusted upward or downward based upon the actual Gross Profit obtained as compared to the projected Gross Profit for the initial fiscal year.

         4.2. COMMITTEE CERTIFICATION. The Executive shall not receive any payment, other than the Initial Payment, under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms and conditions of the Plan.

         4.3. TIME OF PAYMENT. Each Additional Payment under Section 4.1 shall be paid as soon as practicable following the Committee's determinations under this Section 4 and the certification of the Committee's findings under Section
4.2. Any payments of Bonuses under this Plan shall be in cash or cash equivalent, subject to applicable withholding requirements.

SECTION 5.    GENERAL PROVISIONS

         5.1. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan, shall be held or construed to confer upon the Executive any legal right to be continued in the employ of the Company.

         5.2. COMPENSATION UPON TERMINATION. If Executive is terminated for any reason other than Cause (as defined in Section 4.1(a) of the Employment Agreement), the Executive shall also be paid, for services rendered prior to termination, an amount equal to the amount due Executive under Section 4.1 for all mergers/acquisitions consummated prior to Executive's termination and unpaid at the time of termination. It is understood and agreed that the amounts will be paid to Executive without proration. Any Bonus payable to the Executive after termination of his employment shall be paid to the Executive at such time as the Executive would have received the Bonus if no termination of employment had occurred.

         5.3. DISCRETION OF COMPANY, BOARD OF DIRECTORS AND COMMITTEE. Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

         5.4. ABSENCE OF LIABILITY. A member of the Board of Directors of the Company or a member of the Committee of the Company or any officer of the Company shall not be liable for any act or inaction hereunder, whether of commission or omission.

         5.5. NO FUNDING OF PLAN. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to the Executive under the Plan shall be those of a debtor and any rights of the Executive shall be limited to those of a general unsecured creditor.

         5.6. NON-TRANSFERABILITY OF BENEFITS AND INTERESTS. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of the Executive. This Section 5.6 shall not apply to an assignment of a contingency or payment due after the death of the Executive to the deceased Executive's legal representative or beneficiary.

         5.7. LAW TO GOVERN. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Florida.

         5.8. NON-EXCLUSIVITY. The Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company, to grant awards or authorize any other compensation under any other plan.

SECTION 6.      AMENDMENT OF PLAN; TERM

         No amendment may be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable rules under Section 162(m) of the Code. The term of the Plan shall be for a period of ten years. The Executive shall be entitled to participate in the Plan as long as the Employment Agreement is in effect.

                                  FORM OF PROXY

                          PEDIATRIX MEDICAL GROUP, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE

                        BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, a shareholder of PEDIATRIX MEDICAL GROUP, INC., a Florida corporation (the "Company"), hereby appoints Roger J. Medel, M.D. M.B.A. and Lawrence M. Mullen, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of stock of the Company held of record by the undersigned at the close of business on March 24, 1997 at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Suites, 311 North University Drive, Plantation, Florida, on May 8, 1997 at 10:00 a.m., local time, and at any adjournments thereof.

         The Board of Directors unanimously recommends a vote FOR each proposal.

         1.           ELECTION OF           Roger J. Medel, M.D., M.B.A.
                      DIRECTORS             M. Douglas Cunningham, M.D.
                                            Cesar L. Alvarez
                                            Michael B. Fernandez
                                            Albert H. Nahmad
                                            Bruce R. Evans
                                            E. Roe Stamps, IV

[ ] VOTE FOR all nominees listed above, except authority to vote withheld from the following nominees (if any).

[ ]      AUTHORITY TO VOTE WITHHELD from all nominees.

         2. Proposal to amend the Company's Amended and Restated Stock Option Plan.

                      [ ]  VOTE FOR    [ ]  VOTE AGAINST   [ ]  ABSTAIN

         3. Proposal to adopt the Incentive Plans for the President and Chief Executive Officer and Vice President of Business Development.

                      [ ]  VOTE FOR    [ ]  VOTE AGAINST   [ ]  ABSTAIN

         4. Upon such other matters as may properly come before such Annual Meeting or any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

                               (See reverse side)

                           (Continued from other side)

         The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 1997 Annual Meeting, (2) the Proxy Statement, and (3) the 1996 Annual Report to Shareholders.

Dated: _________________, 1997

______________________________
(Signature)

______________________________
(Signature if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.